UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                    American Water Star, Inc.
     (Exact name of registrant as specified in its charter)

    Nevada                                         87-0636498
(State of Incorporation)                    (I.R.S. Employer ID No.)

205 E. Southern Avenue, Suite 200, Mesa, Arizona          85210
(Address of Principal Executive Offices)                (Zip Code)


               Consulting and Legal Services Plan
                    (Full title of the Plan)

                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                      Las Vegas, NV  89107
             (Name and address of agent for service)

                         (702) 650-5660
  (Telephone number, including area code, of agent for service)

                  American Career Centers, Inc.
     (Former name or address, if changed since last filing)

                 Calculation of Registration Fee

                             Proposed
 Title of                    Maximum      Proposed
Securities    Amount to      Offering     Aggregate      Amount of
   to be          be         Price Per    Offering     Registration
Registered   Registered(1)   Share (2)      Price          Fee

Common Stock  2,000,000      $1.55        $3,100,000     $285.20

(1) Represents additional shares of American Water Star, Inc. (formerly American Career Centers, Inc.) common stock issuable under the registrant's Consulting and Legal Services Plan (the "Plan").

(2) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering
Price is estimated as the average of the bid and asked prices on May 6, 2002.

  INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

The contents of the registrant's Registration Statement on Form S-8, Registration No. 333-85652, previously filed with the Securities and Exchange Commission on April 5, 2002, is hereby incorporated by reference.

The registrant has previously registered an aggregate 500,000 shares of its Common Stock, $.0001 par value, issuable under the Plan. This registration statement is being filed pursuant to General Instruction E to Form S-8 to register additional shares for an aggregate of 2,500,000 shares issuable under the Plan.

                             PART II
       Information Required in the Registration Statement

Item 8. Exhibits.

 Number        Description

   5.1 Opinion of Counsel, Chapman & Flanagan, Ltd. (Filed herewith.)

   23.1        Consent of Weinberg & Company, P.A., Independent Auditors.
               (Filed herewith.)

   23.2        Consent of Counsel.  (Included in Exhibit 5.1.)


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Mesa, Arizona, on May 8, 2002.

(Registrant) American Water Star, Inc.

By (Signature and Title) /s/ Thomas F. Krucker, President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                         Date

/s/ Thomas F. Krucker       President, Secretary and      May 8, 2002
                            Director

/s/ Jerry Ludeman           Executive Vice President      May 8, 2002
                            and Director



                            PART III

                        INDEX TO EXHIBITS



  Number      Description

   5.1        Opinion of Counsel, Chapman & Flanagan, Ltd.
              (Filed herewith.)

   23.1       Consent of Consent of Weinberg & Company, P.A.,
              Independent Auditors. (Filed herewith.)

   23.2       Consent of Counsel.  (Included in Exhibit 5.1.)